ITEM 77I AND ITEM 77Q1(D)

A Shares of each of Brown Advisory Growth Equity Fund and Brown Advisory Maryland Bond Fund commenced operations on May 5, 2003 and April 17, 2003, respectively. The shares of Brown Advisory Growth Equity Fund and Brown Advisory Maryland Bond Fund issued and outstanding as of February 11, 2003 were redesignated as Institutional Shares. The Prospectuses and Statements of Additional Information dated February 15, 2003 for each of Brown Advisory Growth Equity Fund and Brown Advisory Maryland Bond Fund, post-effective amendment No. 127 to the Registrant's Registration Statement, is incorporated by reference as filed via EDGAR on February 11, 2003, accession number 0001004402-03-000082. The Registrant's 18f-3 Plan for Institutional and A Shares of each of Brown Advisory Growth Equity Fund and Brown Advisory Maryland Bond Fund was filed as exhibit
(n)(3) to post-effective amendment No. 120 to the Trust's Registration Statement and is incorporated by reference as filed via EDGAR on December 6, 2002, accession number 0001004402-02-000540.